UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

ONEIDA FINANCIAL CORP.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

182 Main Street, Oneida, New York 13421-1676
(Address of Principal Executive Offices)

(315) 363-2000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 18, 2015, Oneida Financial Corp. (the “Company”) and Community Bank System, Inc. (“CBSI”) announced that CBSI received the Office of the Comptroller of the Currency’s (the “OCC”) and the Board of Governors of the Federal Reserve System’s (the “FRB”) approval of CBSI’s acquisition of the Company, and its subsidiary banks, Oneida Savings Bank and the State Bank of Chittenango.  Additionally, on November 19, 2015, CBSI received regulatory approval from the New York Department of Financial Services.  The merger still remains subject to customary closing conditions.

The parties also announced that they intend to close the merger transaction on December 4, 2015.  Upon closing, each outstanding share of the Company’s common stock will be converted into the right to receive either (i) 0.5635 shares of CBSI common stock, (ii) $20.00 in cash, or (iii) a combination of 60% CBSI common stock and 40% cash, using the same exchange ratio and cash price, and pursuant to the allocation procedures described in the merger agreement and proxy statement/prospectus.

The joint press release announcing the regulatory approvals and the anticipated closing date is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)           No financial statements of businesses acquired are required.
(b)           No pro forma financial information is required.
(c)           Not applicable.
(d)           Exhibits.

Exhibit No.                      Description

99.1	Press Release dated November 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA FINANCIAL CORP.

DATE: November 19, 2015	By: /s/ Eric E. Stickels
Eric E. Stickels
President and Chief Operating Officer